Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-3 of our report dated March 31, 2025, of Ethzilla Corporation (f/k/a 180 Life Sciences Corp), relating to the audit of the consolidated financial statements as of December 31, 2024, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, Texas

October 6, 2025